EXHIBIT 99.1

WASTE INDUSTRIES USA, INC. Reports Fourth Quarter and Full Year 2005 Results

Raleigh, NC, Tuesday, February 28, 2006 — Waste Industries USA, Inc. (NASDAQ: WWIN), a regional, non-hazardous solid waste services company, today reported preliminary financial results for the fourth quarter and year ended, December 31, 2005. In the second and fourth quarters of 2005, the Company sold certain operations in the Atlanta, Georgia region that qualified as discontinued operations, impacting the previously reported 2004 and 2005 results. All periods have been restated to present the results for these operations as discontinued operations.

For the quarter ended December 31, 2005, revenue increased 14.2% to $80.8 million, compared to $70.7 million for the quarter ended December 31, 2004. Operating income for the fourth quarter 2005 increased 36.2% to $9.0 million, compared to $6.6 million for the same period in 2004. Income from continuing operations for the fourth quarter 2005 was $3.9 million, or $0.28 per diluted share, a 55.5% increase from income from continuing operations of $2.5 million, or $0.18 per diluted share, for the fourth quarter of 2004. Loss from discontinued operations for the fourth quarter 2005 was $0.2 million (net of income taxes) due primarily to a loss from the sale of operations.

For the twelve months ended December 31, 2005, revenue increased 8.5% to $310.2 million, compared to $285.9 million for the same period in 2004. Operating income increased 5.4% to $29.7 million, compared to $28.2 million for the same period in 2004. Income from continuing operations for the twelve months ended December 31, 2005 was $12.1 million, or $0.88 per diluted share, a 2.5% increase from income from continuing operations of $11.8 million, or $0.86 per diluted share, for the same twelve-month period in 2004. Loss from discontinued operations for the twelve months ended December 31, 2005 was $0.1 million including the effect of a $0.2 million gain (net of income taxes) from the sale of operations.

Jim W. Perry, President and CEO of the Company, stated, “Our ongoing initiatives to achieve productivity gains, improve pricing, internalize more of our waste, and execute a disciplined growth strategy are showing positive results. And we believe the momentum achieved in 2005 will help to strengthen our performance in 2006.”

The Company will host a conference call to discuss its fourth quarter results on March 1, 2006 at 2:00 PM (Eastern Time). The call number is (800) 262-1292 and the confirmation number is 3994388. The conference call will also be broadcast live over the Internet at http://www.waste-ind.com under the “Investor Relations” tab. A replay of the call will be available through March 15, 2006 and may be accessed by calling (888) 203-1112 and using confirmation number 3994388.

Waste Industries USA, Inc. is a vertically integrated solid waste services company that provides collection, transfer, disposal and recycling services to commercial, industrial and residential customer locations in the states of North Carolina, South Carolina, Virginia, Tennessee, Mississippi, Georgia and Florida.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the statement will include words such as the Company “believes,” “anticipates,” “expects” or words of similar import. Similarly, statements that describe the Company’s future performance plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to risks and uncertainties, such as fuel prices, weather conditions, managing growth, economic trends and risks in the development and operation of landfills, that could cause actual results to differ materially from those currently anticipated. Consider these factors carefully in evaluating the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings.

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2005	2004	2005
Revenues:
Service revenues	$70,471	$80,573	$285,015	$309,591
Equipment revenues	215	180	861	641

Total revenues	70,686	80,753	285,876	310,232

Operating cost and expenses:
Operations	47,712	53,099	191,559	208,421
Equipment sales	93	97	470	384
Selling, general and administrative	11,824	11,244	39,449	42,439
Depreciation and amortization	7,390	8,257	29,249	30,501
Gain on sale of property and equipment and other assets	(903)	(926)	(1,274)	(1,372)
Gain on sale of collection and hauling operations	(3,541)	—	(3,482)	(2)
Impairment of property and equipment and other assets	1,518	—	1,707	143

Total operating costs and expenses	64,093	71,771	257,678	280,514

Operating income	6,593	8,982	28,198	29,718

Interest expense	2,618	2,438	9,931	9,833
Interest income	(47)	(35)	(128)	(96)
Other	(128)	(40)	(304)	(231)

Total other expense, net	2,443	2,363	9,499	9,506

Income from continuing operations before income taxes	4,150	6,619	18,699	20,212
Provision for income taxes	1,616	2,679	6,906	8,125

Income from continuing operations	2,534	3,940	11,793	12,087

Discontinued operations:
(Loss) income from discontinued operations, net of income taxes	(24)	(9)	4	(312)
(Loss) gain on sale of operations, net of income taxes	—	(205)	—	184

(Loss) income from discontinued operations	(24)	(214)	4	(128)

Net income	$2,510	$3,726	$11,797	$11,959

Earnings per share:

Basic:
Income from continuing operations	$0.19	$0.29	$0.87	$0.88
Discontinued operations	—	(0.02)	—	(0.01)

Net income	$0.19	$0.27	$0.87	$0.87

Diluted:
Income from continuing operations	$0.18	$0.28	$0.86	$0.88
Discontinued operations	—	(0.01)	—	(0.01)

Net income	$0.18	$0.27	$0.86	$0.87

Weighted-Average Number Of Shares Outstanding:
Basic	13,492	13,723	13,497	13,661
Diluted	13,672	13,871	13,665	13,821

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	December 31, 2004	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$2,445	$1,575
Receivables, net	31,602	36,193
Other	7,028	4,136

Total current assets	41,075	41,904

Property and equipment, net	198,551	216,390
Intangible assets, net	92,702	105,925
Other noncurrent assets	4,720	3,952

Total assets	$337,048	$368,171

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	10,733	10,733
Accounts payable - trade	14,627	16,579
Other accrued liabilities and deferred revenues	22,570	28,929

Total current liabilities	47,930	56,241

Long-term debt, net of current maturities	145,930	155,212
Other liabilities	25,477	27,219

Total liabilities	219,337	238,672
Shareholders’ equity:	117,711	129,499

Total liabilities and shareholders’ equity	$337,048	$368,171

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2004	2005
Operating Activities:
Net income	$11,797	$11,959
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	29,450	30,720
Amortization of debt issuance costs	744	967
Impairment of property and equipment and other assets	1,707	143
Gain on sale of property and equipment and other assets	(1,274)	(1,372)
Gain on sale of collection and hauling operations	(3,482)	(182)
Stock compensation expense	48	79
Provision for deferred income taxes	2,525	332
Provision for doubtful accounts	3,687	2,091
Changes in assets and liabilities, net of effects from acquisition and disposition of related businesses	1,679	1,633

Net cash provided by operating activities	46,881	46,370

Investing Activities:
Acquisitions of related business, net of cash acquired	(21,785)	(31,937)
Settlement of acquisition liabilities	(1,537)	(297)
Proceeds from insurance	—	290
Increase in restricted cash	—	(175)
Proceeds from sale of property and equipment	3,220	3,415
Purchases of property and equipment	(32,199)	(34,264)
Proceeds from sale of collection and hauling operations	17,694	7,988

Net cash used in investing activities	(34,607)	(54,980)

Financing Activities:
Proceeds from issuance of long-term debt	19,010	47,697
Principal payments of long-term debt	(30,727)	(38,415)
Principal payments of capital lease obligations	(160)	(212)
Financing costs	(39)	(68)
Payment of dividends	(2,161)	(3,290)
Net proceeds from exercise of stock options	121	2,028

Net cash (used in) provided by financing activities	(13,956)	7,740

Decrease in cash and cash equivalents	(1,682)	(870)
Cash and cash equivalents, beginning of period	4,127	2,445

Cash and cash equivalents, end of period	$2,445	$1,575

EARNINGS RELEASE - SUPPLEMENTAL DATA (dollars in thousands)

	YEAR ENDED
REVENUE MARGINS	12/31/04	12/31/05
Cost of operations	67.2%	67.3%
S G & A	13.8%	13.7%
Depreciation and amortization	10.2%	9.8%
Interest expense, (net)	3.4%	3.1%
Income from continuing operations (pre-tax)	6.5%	6.5%
Income tax expense	2.4%	2.6%
Income from continuing operations	4.1%	3.9%

OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION *
Operating income	$28,198	$29,718
Depreciation and amortization	29,249	30,501

Operating income before depreciation and amortization	$57,447	$60,219

CAPITAL EXPENDITURES DETAIL
Collection & Transportation	$20,782	$21,493
Landfill Development	11,417	12,771

Total capital expenditures	$32,199	$34,264

FREE CASH FLOW RECONCILIATION *
Net cash provided by operating activities	$46,881	$46,370
Less: Capital expenditures	(32,199)	(34,264)
Plus: Proceeds from disposal of assets	3,220	3,415

Free cash flow	$17,902	$15,521

DEBT TO TOTAL CAPITAL	57.2%	56.3%
(includes capital leases)

TOTAL LIABILITIES TO EQUITY	1.9	1.8

DAYS SALES OUTSTANDING	36	34

SERVICE REVENUE MIX
Collection:
Industrial	30.6%	27.9%
Commercial	26.9%	27.2%
Residential	19.5%	21.1%
Disposal and transfer	15.7%	16.3%
Recycling service	1.8%	1.6%
Recycled commodity sales	1.7%	1.5%
Other	3.8%	4.4%

Total Service Revenue	100.0%	100.0%

SERVICE REVENUE GROWTH
Price	0.8%	0.8%
Volume	3.2%	1.9%
Energy surcharge	0.2%	1.0%

Total internal growth	4.2%	3.7%
Recycling commodities	0.4%	-0.1%
Acquisitions	3.4%	5.0%

Total service revenue growth	8.0%	8.6%

*	Operating income before depreciation and amortization and free cash flow are considered non-GAAP financial measures. The Company defines free cash flow as cash flows from operating activities less capital expenditures plus proceeds from the sale of fixed assets. Operating income before depreciation and amortization and free cash flow do not represent, and should not be considered as, an alternative to net income or cash flows from operating, investing and financing activities, each as determined in accordance with GAAP. The Company’s definitions of operating income before depreciation and amortization and free cash flow might not be comparable to similarly titled measures reported by other companies. The Company believes that the presentation of operating income before depreciation and amortization is useful to investors because it provides important information of the Company’s operating performance exclusive of certain non-cash costs. The Company has included information concerning free cash flow because it believes it provides additional information for determining its ability to meet debt service requirements and that this measure is an indicator upon which the Company, its lenders and some investors assess its financial performance and its capacity to service debt. The Company therefore interprets free cash flow trends as a measure of its liquidity.